Exhibit 99.2

REDWIRE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.2 shall have the meanings ascribed to them in Redwire Corporation’s Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2025.

Introduction

On January 20, 2025, Redwire Corporation (“Acquirer” or “Redwire”) entered into an agreement and plan of merger (the “Merger Agreement”) by and among (i) Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership (f/k/a UAVF Ultimate Holdings, LP) ("Seller"), (ii) Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (f/k/a UAVF Intermediate Holdings, LLC) (“Edge Autonomy”), (iii) Redwire, (iv) Echelon Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Redwire (“Merger Sub”), and (v) Echelon Purchaser, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Redwire (“Purchaser”, together with Seller, the "Company", Redwire and Merger Sub, the “Parties”, and each, a “Party”), as amended on February 3, 2025 and June 8, 2025, pursuant to which Merger Sub ceased to exist and the Company became a wholly-owned subsidiary of Redwire (the “First Merger”), with Edge Autonomy being the surviving company (the “Initial Surviving Company”). Immediately following the First Merger, the Initial Surviving Company merged with and into the Purchaser (“Second Merger” together with the First Merger, the “Merger”), whereupon the Initial Surviving Company ceased to exist and Purchaser continued as a wholly-owned subsidiary of Redwire. Under the terms of the Merger Agreement, Redwire acquired Edge Autonomy for $925 million, subject to working capital, cash, and debt adjustments. Shareholders of Edge Autonomy received $60 million in cash net of $100 million Seller Note financing and $765 million in shares of Redwire common stock, based on the volume-weighted average trading price on the New York Stock Exchange for the 30 trading days ending on January 17, 2025 of $15.07. The estimated equity consideration, considering working capital, cash, and debt adjustments, is approximately 49.3 million shares of Redwire common stock, reflecting a fair value of approximately $897 million based on Redwire’s closing share price of $18.18 on June 10, 2025. Of the $60 million net cash consideration, it is estimated that $113 million will be paid directly to Seller and $47 million will be paid to settle Seller expenses and indebtedness. The cash proceeds are expected to be funded through the issuance of $90 million new term debt, $100 million Seller Note financing, and existing cash balances.

The unaudited pro forma condensed combined financial information, which is derived from Redwire’s historical consolidated financial statements as included in its Annual Report on Form 10-K, for the year ended December 31, 2024, filed with the SEC on March 11, 2025, and Redwire's historical condensed consolidated financial statements as included in its Quarterly Report on Form 10-Q, for the three months ended March 31, 2025, filed with the SEC on May 12, 2025, which are incorporated by reference, and Edge Autonomy’s historical consolidated financial statements for the year ended December 31, 2024, as included within Redwire's Current Report on Form 8-K filed with the SEC on April 3, 2025, and Edge Autonomy's historical consolidated financial statements for the three months ended March 31, 2025, as included within Exhibit 99.1 of this Form 8-K, which are incorporated by reference, has been prepared in accordance with Article 8 and Article 11 of Regulation S-X, and is presented as follows:

•The unaudited pro forma condensed combined balance sheet as of March 31, 2025, was prepared based on (i) the unaudited condensed consolidated balance sheet of Redwire as of March 31, 2025, and (ii) the unaudited condensed consolidated balance sheet of Edge Autonomy as of March 31, 2025.
•The unaudited pro forma condensed combined statement of operations and comprehensive income (loss) for the year ended December 31, 2024, was prepared based on (i) the audited consolidated statement of operations and comprehensive income (loss) of Redwire for the year ended December 31, 2024, and (ii) the audited consolidated statement of operations and comprehensive income (loss) of Edge Autonomy for the year ended December 31, 2024.
•The unaudited pro forma condensed combined statement of operations and comprehensive income (loss) for the three months ended March 31, 2025, was prepared based on (i) the unaudited condensed consolidated statement of operations and comprehensive income (loss) of Redwire for the three months ended March 31, 2025, and (ii) the unaudited condensed consolidated statement of operations and comprehensive income (loss) of Edge Autonomy for the three months ended March 31, 2025.

The historical financial statements of Redwire and Edge Autonomy have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give pro forma effect to events which are necessary to account for the Merger and debt financing in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances.

The Merger will be treated as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with Redwire as the accounting acquirer and Edge Autonomy as the accounting acquiree. Per guidance from ASC 805, the total consideration will be allocated to Edge Autonomy’s assets acquired and liabilities assumed based upon their estimated fair values at the Merger date, which closed on June 13, 2025. The process of valuing the net assets of Edge Autonomy at the expected acquisition date, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, and liabilities assumed will be reflected as goodwill. Accordingly, the purchase consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and represents the best estimate of fair value, which is subject to revision based on a final determination of fair value at close of the Merger.

As a result of the foregoing, the unaudited pro forma condensed combined financial information is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. Redwire will finalize the accounting for the Merger as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one (1) year from the closing date of the Merger.

The unaudited pro forma condensed combined financial information and related notes are provided for illustrative purposes only and do not proport to represent what the combined company’s actual results of operations or financial position would have been had the Merger been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein.

The following unaudited pro forma condensed combined financial information gives effect to the Merger and debt financing, which includes the following specific adjustments:

•Certain reclassifications to conform Edge Autonomy’s historical financial statement presentation to Redwire’s presentation;
•Application of the acquisition method of accounting under the provisions of ASC 805 and to reflect estimated consideration of approximately $1,057 million;
•Proceeds and uses of the debt financing entered into in connection with the Merger; and
•Non-recurring transaction costs in connection with the Merger.

In finalizing the accounting for the Merger, Redwire will perform a detailed review of Edge Autonomy’s accounting policies. As a result of that review, Redwire may identify differences between the accounting policies of Redwire and Edge Autonomy that, when conformed, could have a material impact on the consolidated financial statements of the combined company. At this time, Redwire is not aware of any significant accounting policy differences. The pro forma financial statements do not reflect any cost or growth synergies that the combined company may achieve as a result of the Merger, or the costs to combine the operations of Redwire and Edge Autonomy, or the costs necessary to achieve these cost or growth synergies.

REDWIRE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2025
(In thousands of U.S. dollars)

	Redwire (Historical)	Edge Autonomy (Historical Adjusted) (Note 3)	Debt Financing Adjustments	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash, cash equivalents and restricted cash	$54,221	$47,270	$85,622	4(A)	$(60,000)	5(B)	$64,957
			(473)	4(C)	(14,413)	5(C)
					(47,270)	5(D)
Contract assets	60,757	—	—		—		60,757
Accounts receivable, net	15,247	14,842	—		—		30,089
Inventory	2,192	40,250	—		—		42,442
Prepaid expenses and other current assets	9,718	5,010	134	4(C)	—		14,862
Total current assets	142,135	107,372	85,283		(121,683)		213,107
Property, plant and equipment, net	18,759	19,149	—		457	5(E)	38,365
Right-of-use assets	16,070	16,305	—		—		32,375
Intangible assets, net	62,070	29,149	—		377,266	5(F)	468,485
Goodwill	71,996	32,630	—		1,056,525	5(A)	781,299
					(457)	5(E)
					(377,266)	5(F)
					(22,902)	5(D)
					99,681	5(G)
					(78,908)	5(H)
Other non-current assets	3,069	10,095	—		—		13,164
Total assets	$314,099	$214,700	$85,283		$932,713		$1,546,795

REDWIRE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2025
(In thousands of U.S. dollars)

	Redwire (Historical)	Edge Autonomy (Historical Adjusted) (Note 3)	Debt Financing Adjustments	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined

Liabilities, Convertible Preferred Stock and Equity (Deficit)
Current liabilities:
Accounts payable	$28,179	$6,496	$—		$—		$34,675
Short-term debt, including current portion of long-term debt	780	11,250	4,500	4(A)	(11,250)	5(D)	5,280
Short-term operating lease liabilities	4,481	2,476	—		—		6,957
Short-term finance lease liabilities	496	—	—		—		496
Accrued expenses	19,825	12,258	—		(780)	5(D)	31,303
Deferred revenue	59,748	29,896	—		—		89,644
Other current liabilities	5,033	13	—		—		5,046
Total current liabilities	118,542	62,389	4,500		(12,030)		173,401
Long-term debt, net	104,375	58,142	81,122	4(A)	(58,142)	5(D)	285,158
			(339)	4(C)	100,000	5(B)
Long-term operating lease liabilities	14,267	14,235	—		—		28,502
Long-term finance lease liabilities	1,006	—	—		—		1,006
Warrant liabilities	6,688	—	—		—		6,688
Deferred tax liabilities	615	—	—		99,681	5(G)	100,296
Other non-current liabilities	1,936	1,026	—		—		2,962
Total liabilities	247,429	135,792	85,283		129,509		598,013
Convertible preferred stock, $0.0001 par value	134,734	—	—		—		134,734
Shareholders’ Equity (Deficit)
Preferred stock, $0.0001 par value	—	—	—		—		—
Common stock, $0.0001 par value	8	53,416	—		5	5(A)	13
					(53,416)	5(H)
Treasury stock	(3,573)	—	—		—		(3,573)
Additional paid-in capital	284,381	—	—		896,520	5(A)	1,180,901
Retained earnings (accumulated deficit)	(351,054)	29,350	—		(14,413)	5(C)	(365,467)
					(29,350)	5(H)
Accumulated other comprehensive income (loss)	2,174	(3,858)	—		3,858	5(H)	2,174
Total equity (deficit)	(68,064)	78,908	—		803,204		814,048
Total liabilities, convertible preferred stock and equity (deficit)	$314,099	$214,700	$85,283		$932,713		$1,546,795

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Year Ended December 31, 2024
(In thousands of U.S. dollars, except share data)

	Redwire (Historical)	Edge Autonomy (historical Adjusted) (Note 3)	Debt Financing Adjustments	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$304,101	$194,983	$—		$—		$499,084
Cost of sales	259,646	100,113	—		—		359,759
Gross profit	44,455	94,870	—		—		139,325
Operating expenses:
Selling, general and administrative expenses	71,398	50,501	—		25,762	6(A)	147,757
					96	6(B)
Research and development	6,128	14,952	—		—		21,080
Transaction expenses	9,129	3,132	—		14,413	6(C)	26,674
Operating income (loss)	(42,200)	26,285	—		(40,271)		(56,186)
Interest expense, net	13,483	6,296	5,885	4(B)	23,048	6(D)	49,329
			617	4(C)
Other (income) expense, net	60,648	(374)	—		—		60,274
Income (loss) before income taxes	(116,331)	20,363	(6,502)		(63,319)		(165,789)
Income tax expense (benefit)	(2,020)	4,590	(1,716)	4(D)	(16,659)	6(E)	(15,805)
Net income (loss)	(114,311)	15,773	(4,786)		(46,660)		(149,984)
Net income (loss) attributable to noncontrolling interests	4	—	—		—		4
Net income (loss) attributable to Redwire Corporation	$(114,315)	$15,773	$(4,786)		$(46,660)		$(149,988)
Dividends on Convertible Preferred Stock	41,052	—	—		—		41,052
Net income (loss) available to common shareholders	(155,367)	15,773	(4,786)		(46,660)		(191,040)

Net income (loss) per share: (Note 7)
Basic and diluted	$(2.35)						$(1.65)
Weighted-average shares outstanding:
Basic and diluted	66,146,155						115,459,959

Comprehensive income (loss)
Net income (loss) attributable to Redwire Corporation	(114,315)	15,773	(4,786)		(46,660)		(149,988)
Foreign currency translation gain (loss), net of tax	(1,407)	(4,675)	—		—		(6,082)
Total other comprehensive income (loss), net of tax	(1,407)	(4,675)	—		—		(6,082)
Total comprehensive income (loss)	(115,722)	11,098	(4,786)		(46,660)		(156,070)

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Three Months Ended March 31, 2025
(In thousands of U.S. dollars, except share data)

	Redwire (Historical)	Edge Autonomy (historical Adjusted) (Note 3)	Debt Financing Adjustments	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$61,395	$35,357	$—		$—		$96,752
Cost of sales	52,354	14,464	—		—		66,818
Gross profit	9,041	20,893	—		—		29,934
Operating expenses:
Selling, general and administrative expenses	18,746	13,343	—		6,450	6(A)	38,563
					24	6(B)
Research and development	813	5,180	—		—		5,993
Transaction expenses	3,799	3,003	—		—		6,802
Operating income (loss)	(14,317)	(633)	—		(6,474)		(21,424)
Interest expense, net	3,594	1,792	1,164	4(B)	5,973	6(D)	12,743
			220	4(C)
Other (income) expense, net	(14,781)	(139)	—		—		(14,920)
Income (loss) before income taxes	(3,130)	(2,286)	(1,384)		(12,447)		(19,247)
Income tax expense (benefit)	(182)	(681)	(365)	4(D)	(3,272)	6(E)	(4,500)
Net income (loss)	(2,948)	(1,605)	(1,019)		(9,175)		(14,747)
Dividends on Convertible Preferred Stock	3,531	—	—		—		3,531
Net income (loss) available to common shareholders	(6,479)	(1,605)	(1,019)		(9,175)		(18,278)

Net income (loss) per share: (Note 7)
Basic and diluted	$(0.09)						$(0.15)
Weighted-average shares outstanding:
Basic and diluted	71,192,148						120,505,952

Comprehensive income (loss)
Net income (loss) attributable to Redwire Corporation	(2,948)	(1,605)	(1,019)		(9,175)		(14,747)
Foreign currency translation gain (loss), net of tax	835	3,355	—		—		4,190
Total other comprehensive income (loss), net of tax	835	3,355	—		—		4,190
Total comprehensive income (loss)	(2,113)	1,750	(1,019)		(9,175)		(10,557)

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 8 and Article 11 of Regulation S-X.

Both Redwire and Edge Autonomy historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars.

The unaudited pro forma condensed combined financial information is prepared using the acquisition method of accounting in accordance with ASC 805, with Redwire treated as the accounting acquirer for the Merger. Under ASC 805, assets acquired, and liabilities assumed in a business combination are recognized and measured at their assumed merger closing date fair value, while transaction costs associated with a business combination are expensed as incurred. The excess of merger consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The unaudited pro forma condensed combined balance sheet is presented as if the Merger had occurred on March 31, 2025, and the unaudited pro forma condensed combined statements of operations and comprehensive income (loss) for the year ended December 31, 2024 and for the three months ended March 31, 2025 are presented as if the Merger had occurred on January 1, 2024.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Merger and integration costs that may be incurred. The pro forma adjustments represent Redwire’s best estimates and are based upon currently available information and certain assumptions that Redwire believes are reasonable under the circumstances. Redwire is not aware of any material transactions between Redwire and Edge Autonomy during the periods presented. Accordingly, adjustments to eliminate transactions between Redwire and Edge Autonomy have not been reflected in the unaudited pro forma condensed combined financial information.

Note 2 – Significant Accounting Policies

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in Redwire’s audited financial statements as of and for the year ended December 31, 2024. Management is currently not aware of any significant accounting policy differences and, therefore, has not made any adjustments to the pro forma condensed combined financial information related to these potential differences other than the adjustments described in Note 3 below. Upon completion of accounting for the Merger and management’s comprehensive review, management may identify differences in accounting policies between the two entities which, when conformed, could have a material impact on the consolidated financial statements of Redwire following the Merger.

Note 3 – Reclassification Adjustments

Certain reclassifications are reflected in the pro forma adjustments to conform Edge Autonomy’s financial statement presentation to Redwire’s in the unaudited pro forma condensed combined balance sheet and statement of operations and comprehensive income (loss). These reclassifications have no effect on previously reported shareholders’ equity or income of Redwire or Edge Autonomy. The pro forma financial information may not reflect all reclassifications necessary to conform Edge Autonomy’s presentation to that of Redwire due to limitations on the availability of information as of the date of this Form 8-K. Accounting policy differences and additional reclassification adjustments may be identified as more information becomes available.

The following reclassification adjustments were made to conform Edge Autonomy’s financial statement presentation to Redwire’s:

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

UNAUDITED CONDENSED COMBINED BALANCE SHEET
As of March 31, 2025
(In thousands of U.S. dollars)
Redwire presentation	Edge Autonomy presentation	Edge Autonomy (Historical)	Reclassification Adjustments	Notes	Edge Autonomy Historical Adjusted
Assets	Assets
Current assets:	Current assets:
Cash, cash equivalents and restricted cash	Cash	$42,651	$4,619	(A)	$47,270
	Restricted cash	4,619	(4,619)	(A)	—
Accounts receivable, net	Accounts receivable, net of allowance for credit losses	14,842	—		14,842
Inventory	Inventories	40,250	—		40,250
Prepaid expenses and other current assets	Prepaid expenses and other current assets	5,010	—		5,010
Total current assets	Total current assets	107,372	—		107,372
Property, plant and equipment, net	Property and equipment, net	19,149	—		19,149
Right-of-use assets	Operating lease right-of-use assets	16,305	—		16,305
Intangible assets, net		—	29,149	(B)	29,149
	Customer relationships, net	18,663	(18,663)	(B)	—
	Technology, net	9,178	(9,178)	(B)	—
	Other intangible assets	1,308	(1,308)	(B)	—
Goodwill	Goodwill	32,630	—		32,630
Deferred tax assets	Deferred tax asset	9,869	(9,869)	(C)	—
Other non-current assets	Other non-current assets	226	9,869	(C)	10,095
Total assets	Total assets	$214,700	$—		$214,700
Liabilities, convertible preferred stock and equity (deficit)	Liabilities and Members' Equity
Current liabilities:	Current liabilities:
Accounts payable	Accounts payable	$6,496	$—		$6,496
Short-term debt, including current portion of long-term debt	Current portion of long-term debt	11,250	—		11,250
Short-term operating lease liabilities	Short-term operating lease liabilities	2,476	—		2,476
Accrued expenses	Accrued expenses	11,563	695	(D)	12,258
Deferred revenue	Deferred revenue	29,896	—		29,896
Other current liabilities	Other current liabilities	708	(695)	(D)	13
Total current liabilities	Total current liabilities	62,389	—		62,389
Long-term debt, net	Long-term debt, net	58,142	—		58,142
Long-term operating lease liabilities	Long-term operating lease liabilities	14,235	—		14,235
Other non-current liabilities	Other non-current liabilities	1,026	—		1,026
Total liabilities	Total liabilities	135,792	—		135,792
Shareholders’ Equity (Deficit)	Members' equity
Common stock, $0.0001 par value	Units	53,416	—		53,416
Accumulated deficit	Retained earnings	29,350	—		29,350
Accumulated other comprehensive income (loss)	Accumulated other comprehensive loss	(3,858)	—		(3,858)
Total equity (deficit)	Members' equity	78,908	—		78,908
Total liabilities, convertible preferred stock and equity (deficit)	Total liabilities and members' equity	$214,700	$—		$214,700

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

A.	Reclassification of "Restricted cash" as reported by Edge Autonomy to "Cash, cash equivalents and restricted cash" as reported by Redwire.

B.	Reclassification of "Customer relationships, net", "Technology, net", and "Other intangible assets" as reported by Edge Autonomy to "Intangible assets, net" as reported by Redwire.

C.	Reclassification of "Deferred tax assets" as reported by Edge Autonomy to "Other non-current assets" as reported by Redwire.

D.	Reclassification of certain payroll related liabilities reported as "Other current liabilities" by Edge Autonomy to "Accrued expenses" as reported by Redwire.

UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the year ended December 31, 2024
(In thousands of U.S. dollars)
Redwire presentation	Edge Autonomy presentation	Edge Autonomy (Historical)	Reclassification Adjustments	Notes	Edge Autonomy Historical Adjusted
Revenues	Revenue	$194,983	$—		$194,983
Cost of sales	Cost of sales	100,113	—		100,113
Gross profit	Gross profit	94,870	—		94,870
Operating expenses:	Operating expenses:
Selling, general and administrative expenses	Selling, general and administrative expenses	47,550	2,951	(E)	50,501
Research and development	Research and development expenses	14,952	—		14,952
Transaction expenses	Transaction expenses	3,132	—		3,132
Operating income (loss)	Income from operations	29,236	(2,951)		26,285
Interest expense, net	Interest expense, net	6,296	—		6,296
Other (income) expense, net	Other expense, net	2,577	(2,951)	(E)	(374)
Income (loss) before income taxes	Income before income taxes	20,363	—		20,363
Income tax expense (benefit)	Provision for income taxes	4,590	—		4,590
Net income (loss)	Net income	15,773	—		15,773
Foreign currency translation gain (loss), net of tax	Net foreign currency translation adjustment	(4,675)	—		(4,675)
Total comprehensive income (loss)	Comprehensive income	$11,098	$—		$11,098

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Three Months Ended March 31, 2025
(In thousands of U.S. dollars)
Redwire presentation	Edge Autonomy presentation	Edge Autonomy (Historical)	Reclassification Adjustments	Notes	Edge Autonomy Historical Adjusted
Revenues	Revenue	$35,357	$—		$35,357
Cost of sales	Cost of sales	14,464	—		14,464
Gross profit	Gross profit	20,893	—		20,893
Operating expenses:	Operating expenses:
Selling, general and administrative expenses	Selling, general and administrative expenses	12,753	590	(E)	13,343
Research and development	Research and development expenses	5,180	—		5,180
Transaction expenses	Transaction expenses	3,003	—		3,003
Operating income (loss)	Income from operations	(43)	(590)		(633)
Interest expense, net	Interest expense, net	1,792	—		1,792
Other (income) expense, net	Other expense, net	451	(590)	(E)	(139)
Income (loss) before income taxes	Income before income taxes	(2,286)	—		(2,286)
Income tax expense (benefit)	Provision for income taxes	(681)	—		(681)
Net income (loss)	Net income	(1,605)	—		(1,605)
Foreign currency translation gain (loss), net of tax	Net foreign currency translation adjustment	3,355	—		3,355
Total comprehensive income (loss)	Comprehensive income	$1,750	$—		$1,750

E.
Reclassification of board compensation and management fees paid to AE Industrial Partners presented as "Other (income) expense, net" by Edge Autonomy to "Selling, general and administrative expenses" as reported by Redwire. Upon consummation of the Merger, management fees will no longer be paid to AE Industrial Partners.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
Note 4 – Debt Financing

A.
Redwire issued $90 million of term debt, which will accrue interest at an annual rate based on Secured Overnight Financing Rate (“SOFR”) plus 6.50% until January 1, 2026, at which date the annual rate will be based on SOFR plus 7.00%. Principal repayment of the term debt amounts to 1.25% of the principal value and will be due quarterly, with the remaining balance due at maturity in 2027. Proceeds from the term debt will be used to fund Redwire’s cash portion of the Merger consideration and pay Redwire's transaction costs. The pro forma effects of the debt financing are as follows:

(In thousands of U.S. dollars)	Long-term debt, net	Short-term debt, including current portion of long-term debt	Cash, cash equivalents and restricted cash
Issuance of new debt:
Borrowings under the Senior Secured loan	$85,500	$4,500	$90,000
Debt issuance costs on the Senior Secured loan	(4,378)	—	(4,378)
Pro forma adjustments for new issuance(1)	$81,122	$4,500	$85,622
(1) Reflects the anticipated borrowings under the term loan with a total principal amount of $90 million to fund the Merger and Edge Autonomy’s existing debt as described in Note 5 and Note 6 below, and total debt issuance costs of $4.4 million.

B.	Represents an increase to interest expense of $6 million for the year ended December 31, 2024 and $1 million for the three months ended March 31, 2025, which includes the following:

(In thousands of U.S. dollars)	Year Ended December 31, 2024	Three Months Ended March 31, 2025
Interest on borrowings under the Senior Secured loan(1)	$5,885	$1,164
Total pro forma interest expense adjustment	$5,885	$1,164

(1) Represents additional interest expense and amortization of debt issuance costs on the $90 million of borrowings assumed under the term loan. Interest expense is calculated using the effective interest rate method, with the interest rate equal to 14.32%.

A sensitivity analysis on interest expense for the year ended December 31, 2024 and three months ended March 31, 2025 has been performed to assess the effect of a change of 12.5 basis points in the weighted-average interest rate. The following table shows this effect of change in interest expense for the debt financing:

(In thousands of U.S. dollars)	Year Ended December 31, 2024	Three Months Ended March 31, 2025
Increase of 0.125%	$109	$26
Decrease of 0.125%	$(109)	$(26)

C.
Concurrently with the close of the Merger, Redwire modified its existing Adam's Street debt to extend the maturity date to April 2027. As a result of this modification, the contractual interest rate will increase to 7.00% effective January 1, 2026 through maturity. The pro forma effects of the modification are as follows:

(In thousands of U.S. dollars)	Long-term debt, net	Prepaid expenses and other current assets	Cash, cash equivalents and restricted cash
Debt issuance costs on the Adam's Street debt	$(339)	$134	$(473)
Pro forma adjustments for new issuance(1)	$(339)	$134	$(473)
(1) Reflects the incremental debt issuance costs associated with the modification of the Adam's Street debt. These costs are amortized over the remaining contractual term.

(In thousands of U.S. dollars)	Year Ended December 31, 2024	Three Months Ended March 31, 2025
Interest on borrowings under the Adam's Street debt(1)	$617	$220
Total pro forma interest expense adjustment	$617	$220

(1) Represents additional interest expense and amortization of debt issuance costs on the modification of the Adam's Street debt.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

D.
Represents the income tax effect of the debt financing adjustments calculated using an estimated tax rate of 26.39%. The effective tax rate of the combined company could be significantly different than what is presented in the pro forma financial information depending on post-Merger activities and the geographical mix of taxable income.

Note 5 – Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

A.
The unaudited pro forma condensed combined financial information reflects the acquisition of Edge Autonomy for an estimated preliminary purchase consideration of $1,057 million. The fair value of the purchase consideration expected to be transferred on the closing date includes:

•the estimated fair value of approximately 49.3 million shares of Redwire common stock, with a par value of $0.0001 per share, to be transferred, calculated by using the price per share of Redwire common stock as of June 10, 2025.
•the value of the estimated cash consideration; and
•settlement of Seller's pre-combination debt and transaction expenses.

The calculation of the purchase consideration is as follows:

(In thousands of U.S. dollars, except share price and shares)	Amount
Number of shares to be issued by Redwire	49,314
Share price as of June 10, 2025	$18.18
Estimated equity consideration	$896,525
Cash consideration	113,397
Total estimated purchase price	$1,009,922
Settlement of Seller's debt	25,348
Settlement of Seller's transaction expenses	21,255
Total estimated consideration transferred	$1,056,525

The actual value of Redwire common stock to be issued will depend on the per share price of Redwire common stock at the closing date of the Merger and, therefore, the actual purchase consideration will fluctuate with the market price of Redwire common stock until the Merger is completed. The following table shows the effect of changes in Redwire’s share price and the resulting impact on the estimated purchase consideration:

(In thousands of U.S. dollars, except share price)	Share Price	Estimated Purchase Consideration
Increase of 10%	$20.00	$1,146,177
Decrease of 10%	$16.36	$966,873

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, Edge Autonomy’s identifiable assets acquired and liabilities assumed by Redwire will be reflected at the Merger date fair values. The excess purchase price over the fair value of identifiable assets and liabilities is reflected as goodwill. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and are prepared to illustrate the estimated effect of the Merger. The final determination of the purchase price allocation will be completed as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the Merger, and will be based on the fair values of the assets acquired and liabilities assumed as of the closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial information. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in material changes to the estimates of fair value set forth below.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
The following table sets forth a preliminary allocation of the estimated purchase consideration to Edge Autonomy’s identifiable tangible and intangible assets expected to be acquired and liabilities expected to be assumed by Redwire, as if the Merger has been completed on March 31, 2025, with the excess reflected as goodwill:

(In thousands of U.S. dollars)
Assets:
Accounts receivable, net	$14,842
Inventory	40,250
Prepaid expenses and other current assets	5,010
Property, plant and equipment, net	19,606
Right-of-use assets	16,305
Intangible assets, net	406,415
Other non-current assets	10,095
Total assets	512,523

Liabilities:
Accounts payable	6,496
Short-term operating lease liabilities	2,476
Accrued expenses	11,478
Deferred revenue	29,896
Other current liabilities	13
Long-term operating lease liabilities	14,235
Deferred tax liability	99,681
Other non-current liabilities	1,026
Total liabilities	165,301
Net assets acquired	347,222
Estimated purchase consideration	1,056,525
Estimated goodwill	$709,303

B.
Redwire funded a portion of the cash purchase consideration through a $100 million Seller Note, which accrues interest at a rate of 15.0% per annum from issuance through December 31, 2025, and 18.0% per annum after January 1, 2026, with interest payable quarterly, at Redwire’s option, in cash or in-kind. Additionally, the Seller Note is subject to a 3% upfront fee to be paid-in-kind and added to the principal amount of the Seller Note and will be fully earned at maturity and a minimum return of 1.20 times the principal amount from issuance through July 15, 2025, 1.35 from July 16, 2025 through December 31, 2025, and 1.50 thereafter. The upfront fee and any interest paid during a given period is counted towards the minimum return. To effectuate the impact on the pro forma financial information, Redwire has assumed that the Seller Note will be repaid at contractual maturity which is July 28, 2027.

(In thousands of U.S. dollars)	Long-term debt, net	Cash, cash equivalents and restricted cash
Borrowings under the Seller Note	$100,000	$100,000
Cash purchase consideration	—	(160,000)
Pro forma adjustments for Seller Note(1)	$100,000	$(60,000)

(1) Reflects the anticipated borrowings under the Seller Note with a total principal amount of $100 million to fund the Merger and Edge Autonomy’s existing debt. Net cash received of $100 million for the Seller Note is presented net of the $160 million cash consideration on the condensed combined balance sheet. Cash consideration is comprised of $113 million consideration paid directly to the Seller and $47 million paid to settle Seller expenses and indebtedness.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

C.	Reflects the adjustment to cash and cash equivalents and Redwire’s retained earnings for estimated acquisition costs to be incurred by Redwire in connection with the Merger.

D.	Represents the settlement of Edge Autonomy's outstanding indebtedness, including accrued interest.

E.	Represents the incremental net adjustment to the estimated fair value of property, plant and equipment acquired in the Merger. Preliminary property, plant and equipment in the pro forma financial information are provided in the table below. The depreciation related to these assets is calculated on a straight-line basis over the estimated useful life and is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations and comprehensive income (loss). The property, plant and equipment and related depreciation are preliminary and are based on management’s estimates after consideration of similar transactions.

	Estimated Fair Value	Estimated Useful Life
	(In thousands of U.S. dollars)	(in years)
Machinery and equipment	$11,464	11
Leasehold improvements	4,850	12
Other fixed assets	393	4
Computer equipment and purchased software	505	3
Furniture and fixtures	322	9
Construction in progress	2,072	n/a
Total	19,606
Eliminate historical Edge Autonomy property, plant and equipment carrying value	19,149
Pro Forma Adjustment	$457

F.	Represents the incremental adjustment to the estimated fair value of intangible assets acquired in the Merger. Preliminary identifiable intangible assets in the pro forma financial information are provided in the table below. The amortization related to these identifiable intangible assets is calculated on a straight-line basis over the estimated useful life and is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations and comprehensive income (loss). The identifiable intangible assets and related amortization are preliminary and are based on management’s estimates after consideration of similar transactions.

	Estimated Fair Value	Estimated Useful Life
	(In thousands of U.S. dollars)	(in years)
Trade name	$30,481	15
Customer relationships	123,957	20
Technology	251,977	12
Total	406,415
Eliminate historical Edge Autonomy intangible assets carrying value	29,149
Pro Forma Adjustment	$377,266

G.	Represents the adjustment to the deferred tax liability balances associated with the incremental differences in the book and tax basis created from the preliminary purchase price allocation, primarily resulting from the closing date value of intangible assets. Deferred taxes are established based on a statutory tax rate based on jurisdictions where income is generated. The effective tax rate of Redwire following the Merger could be significantly different (either higher or lower) depending on post-Merger activities, including repatriation decisions, cash needs and the geographical mix of income. This determination is preliminary and subject to change based upon the final determination of the fair value of the identifiable intangible assets and liabilities.

H.	Represents the elimination of Edge Autonomy’s historical equity balances.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
Note 6 – Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income (Loss)

A.
Represents the adjustment to reflect the incremental amortization expense of $26 million and $6 million based on the preliminary fair value of the identified intangible assets and the related assigned estimated useful life for the year ended December 31, 2024 and three months ended March 31, 2025, respectively.

B.
Represents the adjustment to reflect the incremental depreciation expense of $0.1 million and $0.02 million based on the preliminary fair value of the property, plant and equipment and the related assigned estimated useful life for the year ended December 31, 2024 and three months ended March 31, 2025, respectively.

C.
Represents Redwire's estimated incremental transaction costs of $14 million for the year ended December 31, 2024 that are expected to be incurred. This adjustment excludes $7 million in transaction costs which are recognized in Redwire's historical financial statements for the year ended December 31, 2024 and three months ended March 31, 2025.

D.	Represents an increase to interest expense of $23 million for the year ended December 31, 2024 and $6 million for the three months ended March 31, 2025, which includes the following:

(In thousands of U.S. dollars)	Year Ended December 31, 2024	Three Months Ended March 31, 2025
Interest on borrowings under the Seller Note (1)	$23,048	$5,973
Total pro forma interest expense adjustment	$23,048	$5,973
(1) Represents additional interest expense and amortization of debt issuance costs on the $100 million of borrowings assumed under the Seller Note. Interest expense is calculated using the effective interest rate method, with the interest rate equal to 22.42%.

E.
Represents the income tax effect of the transaction accounting adjustments calculated using an estimated tax rate of 26.39%. The effective tax rate of the combined company could be significantly different than what is presented in the pro forma financial information depending on post-Merger activities and the geographical mix of taxable income.

Note 7 – Net Income (Loss) Per Share
The following table sets forth the computation of pro forma basic and diluted earnings (loss) per share for the year ended December 31, 2024 and three months ended March 31, 2025.

(In thousands of U.S. dollars, except share and per share data)	Year Ended December 31, 2024	Three Months Ended March 31, 2025
Numerator:
Net income (loss) available to common shareholders—basic and diluted	$(191,040)	$(18,278)

Denominator:
Weighted average common shares outstanding—basic and diluted	66,146,155	71,192,148
Pro forma adjustment for newly issued shares related to the Merger	49,313,804	49,313,804
Pro forma basic weighted average common shares—basic and diluted	115,459,959	120,505,952

Pro forma net income (loss) per common share—basic and diluted	$(1.65)	$(0.15)